Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Olivia Snyder, Manager, Investor Relations
(617) 219-1410

Office Properties Income Trust Announces First Quarter 2019 Results
$268.5 Million of Asset Sales since January 1, 2019
First Quarter Net Income Available for Common Shareholders of $34.0 Million
First Quarter Normalized FFO Available for Common Shareholders of $73.3 Million, or $1.53 Per Share
Completed 825,475 Square Feet of Leasing in the First Quarter for a 12.8% Roll-up in Rents

Newton, MA (May 3, 2019): Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter ended March 31, 2019.

David Blackman, President and Chief Executive Officer of OPI, made the following statement:

"Our priorities for 2019 are reducing leverage through asset sales, achieving the best results for our properties through leasing and active property management and returning to growth during the second half of the year through an active capital recycling program.

Our first quarter operating activities generated strong leasing results. During the quarter, we entered new and renewal leases for more than 825,000 square feet at a weighted average lease term of 7.5 years and at weighted average rents that were 12.8% above prior rents for the same space.

We also advanced our disposition program during the quarter. In addition to closing on $268.5 million of property sales, our active marketing campaign of 33 properties began to show results. We entered agreements for three properties for $28.4 million and have a number of offers we are evaluating on the balance of the sale portfolio. With the successful completion of this disposition program, we expect to achieve our long-term leverage target and return to accretive growth in the second half of 2019."

Results for the Quarter Ended March 31, 2019:

Net income available for common shareholders for the quarter ended March 31, 2019 was $34.0 million, or $0.71 per diluted share, compared to net income available for common shareholders of $6.3 million, or $0.25 per diluted share, for the quarter ended March 31, 2018. Net income available for common shareholders for the quarter ended March 31, 2019 includes a $22.1 million, or $0.46 per diluted share, unrealized gain on equity securities related to OPI's investment in The RMR Group Inc., or RMR Inc., and a $22.1 million, or $0.46 per diluted share, gain on sale of real estate, partially offset by a $3.2 million, or $0.07 per diluted share, loss on impairment of real estate. Net income available for common shareholders for the quarter ended March 31, 2018 includes a $12.9 million, or $0.52 per diluted share, unrealized gain on equity securities, partially offset by a $6.1

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

million, or $0.25 per diluted share, loss on impairment of real estate. The weighted average number of diluted common shares outstanding was 48.0 million for the quarter ended March 31, 2019 and 24.8 million for the quarter ended March 31, 2018.

Normalized FFO available for common shareholders for the quarter ended March 31, 2019 were $73.3 million, or $1.53 per diluted share, compared to Normalized FFO available for common shareholders for the quarter ended March 31, 2018 of $54.1 million, or $2.18 per diluted share.

Reconciliations of net income available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to FFO available for common shareholders and Normalized FFO available for common shareholders for the quarters ended March 31, 2019 and 2018 appear later in this press release.

Leasing, Occupancy and Pro Forma Same Property Results:

During the quarter ended March 31, 2019, OPI entered new and renewal leases for an aggregate of 825,000 rentable square feet at weighted (by rentable square feet) average rents that were 12.8% above prior rents for the same space. The weighted (by rentable square feet) average lease term for these leases was 7.5 years and leasing concessions and capital commitments for these leases were $28.8 million, or $4.67 per square foot, per lease year.

As of March 31, 2019, 89.6% of OPI’s total rentable square feet was leased, compared to 91.0% as of December 31, 2018 and 94.4% as of March 31, 2018.

Pro forma results combine the results of OPI and Select Income REIT, or SIR, for the three months ended March 31, 2019 and 2018 as if the merger of SIR with OPI that closed on December 31, 2018, or the Merger, had occurred on January 1, 2018. Pro forma same property occupancy was 89.6% as of March 31, 2019, compared to 92.7% as of March 31, 2018. Pro forma Same Property Cash Basis NOI was $107.0 million for the quarter ended March 31, 2019 which was a 2.8% decrease compared to the same period in 2018.

Reconciliations of net income available for common shareholders determined in accordance with GAAP to Consolidated Property NOI and Consolidated Property Cash Basis NOI for the quarters ended March 31, 2019 and 2018 and a calculation of pro forma Same Property NOI and Same Property Cash Basis NOI for the quarter ended March 31, 2019 appear later in this press release.

Recent Property Disposition Activities:

As previously announced, in February 2019, OPI sold a property portfolio consisting of 34 office buildings located in Northern Virginia and Maryland containing 1.6 million rentable square feet for $198.5 million, excluding closing costs.

In March 2019, OPI sold one office building located in Washington, D.C. containing 129,035 rentable square feet for $70.0 million, excluding closing costs.

In April 2019, OPI entered into an agreement to sell one building located in Buffalo, NY containing 121,711 rentable square feet for $17.4 million, excluding closing costs.

Also in April 2019, OPI entered into an agreement to sell one building located in Hanover, PA containing 502,300 rentable square feet for $6.0 million, excluding closing costs.

In May 2019, OPI entered into an agreement to sell one building located in Maynard, MA containing 287,037 rentable square feet for $5.0 million, excluding closing costs.

Recent Financing Activities:

In February 2019, OPI repaid the remaining principal balance outstanding of $88 million under its $250 million unsecured term loan due 2022 and repaid amounts outstanding under its revolving credit facility with proceeds from its disposition program.

In March 2019, OPI repaid $65 million under its $300 million unsecured term loan due 2020 with proceeds from its disposition program.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, David Blackman, and Chief Financial Officer and Treasurer, Jeffrey Leer, will host a conference call to discuss OPI’s first quarter 2019 financial results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Friday, May 10, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 05032019.

A live audio webcast of the conference call will also be available in a listen only mode on OPI’s website, at www.opireit.com. Participants wanting to access the webcast should visit OPI’s website about five minutes before the call. The archived webcast will be available for replay on OPI’s website following the call for about one week. The transcription, recording and retransmission in any way of OPI’s first quarter conference call are strictly prohibited without the prior written consent of OPI.

Supplemental Data:

A copy of OPI’s First Quarter 2019 Supplemental Operating and Financial Data is available for download at OPI’s website, www.opireit.com. OPI’s website is not incorporated as part of this press release.

Non-GAAP Financial Measures:

OPI presents certain “non-GAAP financial measures” within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO available for common shareholders, Normalized FFO available for common shareholders, Consolidated Property NOI, Consolidated Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI and pro forma Same Property NOI and pro forma Same Property Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to income (loss) from continuing operations, net income and net income available for common shareholders as indicators of OPI’s operating performance or as measures of OPI’s liquidity. These measures should be considered in conjunction with income (loss) from continuing operations, net income and net income available for common shareholders as presented in OPI's condensed consolidated statements of income. OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a real estate investment trust, or REIT, along with income (loss) from continuing operations, net income and net income available for common shareholders. OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI’s operating performance between periods and with other REITs and, in the case of Consolidated Property NOI, Consolidated Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations at OPI's properties.

Please see the pages attached hereto for a more detailed statement of OPI’s operating results and financial condition and for an explanation of OPI’s calculation of FFO available for common shareholders, Normalized FFO available for common shareholders, Consolidated Property NOI, Consolidated Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP. OPI’s pro forma Same

Property Cash Basis NOI as if the Merger had occurred on January 1, 2018 also are provided in the pages attached hereto. Such pro forma financial information is not necessarily indicative of OPI’s expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in OPI’s portfolio of investments, OPI’s capital structure, OPI's property level operating expenses and revenues, including rents expected to be received on OPI’s existing leases or leases OPI may enter into, changes in interest rates and other reasons. Actual future results are likely to be different from amounts presented in the pro forma financial information and such differences could be significant.

OPI is a REIT focused on owning, operating and leasing buildings primarily leased to single tenants and those with high credit quality characteristics such as government entities. OPI is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Office Properties Income Trust
Condensed Consolidated Statements of Income
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Rental income	$174,777	$108,717

Expenses:
Real estate taxes	18,392	12,964
Utility expenses	9,381	6,690
Other operating expenses	30,136	22,837
Depreciation and amortization	77,521	44,204
Loss on impairment of real estate (1)	3,204	6,116
Acquisition and transaction related costs (2)	584	—
General and administrative (3)	8,723	9,606
Total expenses	147,941	102,417

Gain on sale of real estate (4)	22,092	—
Dividend income	980	304
Unrealized gain on equity securities (5)	22,128	12,931
Interest income	248	116
Interest expense (including net amortization of debt premiums, discounts
and issuance costs of $2,841 and $965, respectively)	(37,133)	(22,766)
Loss on early extinguishment of debt	(414)	—
Income (loss) from continuing operations before income tax expense and
equity in net losses of investees	34,737	(3,115)
Income tax expense	(483)	(32)
Equity in net losses of investees	(235)	(577)
Income (loss) from continuing operations	34,019	(3,724)
Income from discontinued operations (6)	—	10,289
Net income	34,019	6,565
Preferred units of limited partnership distributions	—	(278)
Net income available for common shareholders	$34,019	$6,287

Weighted average common shares outstanding (basic)	48,031	24,760
Weighted average common shares outstanding (diluted)	48,046	24,760

Per common share amounts (basic and diluted):
Income (loss) from continuing operations	$0.71	$(0.16)
Income from discontinued operations	$—	$0.42
Net income available for common shareholders	$0.71	$0.25

See Notes on pages 6 and 7.

Office Properties Income Trust
Funds from Operations and Normalized Funds from Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Calculation of FFO and Normalized FFO available for common shareholders (7):
Net income available for common shareholders	$34,019	$6,287
Add (less): Depreciation and amortization:
Consolidated properties	77,521	44,204
Unconsolidated joint venture properties	1,751	2,185
FFO attributable to SIR investment	—	18,488
Loss on impairment of real estate (1)	3,204	6,116
Equity in earnings of SIR included in discontinued operations	—	(10,289)
Gain on sale of real estate (4)	(22,092)	—
Unrealized gain on equity securities (5)	(22,128)	(12,931)
FFO available for common shareholders	72,275	54,060
Add (less): Acquisition and transaction related costs (2)	584	—
Loss on early extinguishment of debt	414	—
Normalized FFO attributable to SIR investment	—	15,606
FFO attributable to SIR investment	—	(18,488)
Estimated business management incentive fees (3)	—	2,887
Normalized FFO available for common shareholders	$73,273	$54,065

Weighted average common shares outstanding (basic)	48,031	24,760
Weighted average common shares outstanding (diluted)	48,046	24,760

Per common share amounts (basic and diluted):
Net income available for common shareholders	$0.71	$0.25
FFO available for common shareholders	$1.50	$2.18
Normalized FFO available for common shareholders	$1.53	$2.18
Distributions declared per share	$0.55	$1.72

(1)
OPI recorded an adjustment of $2,757 to reduce the carrying value of one building to its estimated fair value less costs to sell and a $447 loss on impairment of real estate related to the disposal of the Northern Virginia and Maryland property portfolio during the three months ended March 31, 2019. OPI recorded an adjustment of $6,116 to reduce the carrying value of three buildings to their estimated fair values less costs to sell in the three months ended March 31, 2018.

(2)	Acquisition and transaction related costs for the three months ended March 31, 2019 include costs incurred in connection with the Merger.

(3)
Incentive fees under OPI’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expenses in OPI’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, OPI recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although OPI recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, OPI does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. No estimated business management incentive fees were included in net income for the three months ended March 31, 2019. Net income includes $2,887 of estimated business management incentive fee expense for the three months ended March 31, 2018.

(4)	During the quarter ended March 31, 2019, OPI recorded a $22,092 gain on the sale of one building in March 2019.

(5)	Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of OPI's investment in RMR Inc. common stock to its fair value as of March 31, 2019 and 2018.

(6)	Income from discontinued operations includes operating results related to OPI's former equity method investment in SIR.

(7)
OPI calculates funds from operations, or FFO, available for common shareholders and Normalized FFO available for common shareholders as shown above. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income available for common shareholders, calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and its proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, and the difference between FFO attributable to an equity investment and equity in earnings of SIR included in discontinued operations, but excluding impairment charges on and increases in the carrying value of real estate assets, any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to OPI. In calculating Normalized FFO available for common shareholders, OPI adjusts for the items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by OPI’s Board of Trustees when determining the amount of distributions to OPI’s shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI’s credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI’s expectation of its future capital requirements and operating performance and OPI’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than OPI does.

Office Properties Income Trust
Calculation and Reconciliation of Consolidated Property NOI, Consolidated Property Cash Basis NOI, Same Property NOI
and Same Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI:
Rental income (2)	$174,777	$108,717
Property operating expenses	(57,909)	(42,491)
Consolidated Property NOI	116,868	66,226
Non-cash straight line rent adjustments included in rental income (2)	(6,794)	(3,091)
Lease value amortization included in rental income (2)	1,147	835
Lease termination fees included in rental income (2)	(294)	—
Non-cash amortization included in property operating expenses (3)	(121)	(121)
Consolidated Property Cash Basis NOI	$110,806	$63,849

Reconciliation of Net Income Available for Common Shareholders to Consolidated Property NOI and Consolidated Property Cash Basis NOI:
Net income available for common shareholders	$34,019	$6,287
Preferred units of limited partnership distributions	—	278
Net income	34,019	6,565
Income from discontinued operations	—	(10,289)
Income (loss) from continuing operations	34,019	(3,724)
Equity in net losses of investees	235	577
Income tax expense	483	32
Loss on early extinguishment of debt	414	—
Interest expense	37,133	22,766
Interest income	(248)	(116)
Unrealized gain on equity securities	(22,128)	(12,931)
Dividend income	(980)	(304)
Gain on sale of real estate	(22,092)	—
General and administrative	8,723	9,606
Acquisition and transaction related costs	584	—
Loss on impairment of real estate	3,204	6,116
Depreciation and amortization	77,521	44,204
Consolidated Property NOI	116,868	66,226
Non-cash amortization included in property operating expenses (3)	(121)	(121)
Lease termination fees included in rental income (2)	(294)	—
Lease value amortization included in rental income (2)	1,147	835
Non-cash straight line rent adjustments included in rental income (2)	(6,794)	(3,091)
Consolidated Property Cash Basis NOI	$110,806	$63,849

Reconciliation of Consolidated Property NOI to Same Property NOI (4):
Rental income (2)	$174,777	$108,717
Property operating expenses	(57,909)	(42,491)
Consolidated Property NOI	116,868	66,226
Less: NOI of properties not included in same property results
SIR assets acquired	(60,522)	—
Historical OPI assets	(3,904)	(12,113)
Same Property NOI	$52,442	$54,113

Calculation of Same Property Cash Basis NOI (4):
Same property NOI	$52,442	$54,113
Add: Lease value amortization included in rental income (2)	318	547
Less: Non-cash straight line rent adjustments included in rental income (2)	(1,665)	(2,536)
Non-cash amortization included in property operating expenses (3)	(121)	(116)
Same Property Cash Basis NOI	$50,974	$52,008
See Notes on page 9.

(1)
The calculations of Consolidated Property net operating income, or NOI, and Consolidated Property Cash Basis NOI exclude certain components of net income available for common shareholders in order to provide results that are more closely related to OPI’s consolidated property level results of operations. OPI calculates Consolidated Property NOI and Consolidated Property Cash Basis NOI as shown above. OPI defines Consolidated Property NOI as consolidated income from its rental of real estate less its consolidated property operating expenses. Consolidated Property NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Consolidated Property Cash Basis NOI as Consolidated Property NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that it calculates the corresponding Consolidated Property Cash Basis NOI amounts, except that it only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI uses Consolidated Property NOI, Consolidated Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate Consolidated Property NOI, Consolidated Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.

(2)
OPI reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to OPI by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)
OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4)
For the three months ended March 31, 2019 and 2018, Same Property NOI and Same Property Cash Basis NOI are based on consolidated properties OPI owned as of March 31, 2019 and which it owned continuously since January 1, 2018.

Office Properties Income Trust
Pro Forma Summary Same Property Results (1)
(dollars and square feet in thousands)
(unaudited)

	For the Three Months Ended
OPI (Excluding Former SIR Properties):	3/31/2019	3/31/2018
Leasable buildings	113	113
Total sq. ft. (2)	13,596	13,585
Percent leased (3)	92.5%	94.8%
Same Property Cash Basis NOI (4)	$50,974	$52,008
Same Property Cash Basis NOI % change	(2.0%)	—

	For the Three Months Ended
Former SIR Properties:	3/31/2019	3/31/2018
		As reported	Less:
		SIR (excluding ILPT)	SIR 2018 Disposition (5)	Pro Forma SIR
Leasable buildings (6)	99	100	(1)	99
Total sq. ft. (2)	16,538	16,956	(418)	16,538
Percent leased (3)	87.2%	88.7%	—%	90.1%
Same Property Cash Basis NOI (4)	$56,049	$58,097	$(40)	$58,057
Same Property Cash Basis NOI % change	(3.5%)	—	—	—

	For the Three Months Ended
Pro Forma Combined:	3/31/2019	3/31/2018
Leasable buildings (6)	212	212
Total sq. ft. (2)	30,134	30,123
Percent leased (3)	89.6%	92.7%
Same Property Cash Basis NOI (4)	$107,023	$110,065
Same Property Cash Basis NOI % change	(2.8%)	—

(1)
OPI (excluding former SIR properties) same property results for the three months ended March 31, 2019 and 2018, are based on consolidated properties owned as of March 31, 2019 and which OPI had owned continuously since January 1, 2018. Former SIR properties same property results for the three months ended March 31, 2019 and 2018, are based on consolidated properties SIR owned prior to the Merger and which it had owned continuously since January 1, 2018 and which OPI owned as of March 31, 2019. Pro forma combined same property results combine the same property results of OPI and SIR for the three months ended March 31, 2019 and 2018, as if the Merger had occurred on January 1, 2018. See calculation of pro forma Same Property Cash Basis NOI for the three months ended March 31, 2019 on page 11.

(2)	Subject to changes when space is remeasured or reconfigured for tenants.

(3)
Percent leased includes (i) space being fitted out for occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.

(4)	See page 9 for the definition of Consolidated Property Cash Basis NOI, a description of why OPI believes it is an appropriate supplemental measure and a description of how OPI uses this measure.

(5)	SIR sold a vacant land parcel in August 2018 prior to the completion of the Merger.

(6)	Includes two leasable land parcels as of March 31, 2019 and three leasable land parcels as of March 31, 2018.

Office Properties Income Trust
Calculation of Pro Forma Same Property NOI and Same Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	For the Three Months Ended March 31, 2019
	OPI	Former
	(Excluding Former	SIR	Pro Forma
	SIR Properties)	Properties	Combined
Reconciliation of Consolidated Property NOI to Same Property NOI: (2)
Rental income (3)	$93,680	$81,097	$174,777
Property operating expenses	(37,334)	(20,575)	(57,909)
Consolidated Property NOI	56,346	60,522	116,868
Less: NOI of properties not included in same property results	(3,904)	—	(3,904)
Same Property NOI	$52,442	$60,522	$112,964

Calculation of Same Property Cash Basis NOI: (2)
Same Property NOI	$52,442	$60,522	$112,964
Add: Lease value amortization included in rental income (3)	318	830	1,148
Less: Non-cash straight line rent adjustments included in rental income (3)	(1,665)	(5,009)	(6,674)
Lease termination fees included in rental income (3)	—	(294)	(294)
Non-cash amortization included in property operating expenses (4)	(121)	—	(121)
Same Property Cash Basis NOI	$50,974	$56,049	$107,023

(1)
See page 9 for the definitions of Consolidated Property NOI and Consolidated Property Cash Basis NOI, a description of why OPI believes these are appropriate supplemental measures and a description of how OPI uses these measures.

(2)
OPI (excluding Former SIR properties) same property results for the three months ended March 31, 2019 are based on consolidated properties owned as of March 31, 2019 and which OPI had owned continuously since January 1, 2018. Former SIR properties same property results for the three months ended March 31, 2019 are based on consolidated properties SIR owned prior to the Merger and which it had owned continuously since January 1, 2018 and which OPI owned as of March 31, 2019. Pro forma combined same property results combine the same property results of OPI and SIR for the three months ended March 31, 2019, as if the Merger had occurred on January 1, 2018.

(3)
OPI reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to OPI by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(4)
OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

Office Properties Income Trust
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share data)
(unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Real estate properties:
Land	$918,992	$924,164
Buildings and improvements	3,001,385	3,020,472
Total real estate properties, gross	3,920,377	3,944,636
Accumulated depreciation	(386,688)	(375,147)
Total real estate properties, net	3,533,689	3,569,489
Assets of properties held for sale	23,999	253,501
Investment in unconsolidated joint ventures	42,505	43,665
Acquired real estate leases, net	1,000,960	1,056,558
Cash and cash equivalents	20,153	35,349
Restricted cash	4,464	3,594
Rents receivable, net	67,776	72,051
Deferred leasing costs, net	30,788	25,672
Other assets, net	202,864	178,704
Total assets	$4,927,198	$5,238,583

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$80,000	$175,000
Unsecured term loans, net	234,674	387,152
Senior unsecured notes, net	2,360,063	2,357,497
Mortgage notes payable, net	326,202	335,241
Liabilities of properties held for sale	178	4,271
Accounts payable and other liabilities	114,613	145,536
Due to related persons	5,626	34,887
Assumed real estate lease obligations, net	18,838	20,031
Total liabilities	3,140,194	3,459,615

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 48,091,903 and 48,082,903 shares issued and outstanding, respectively	481	481
Additional paid in capital	2,610,666	2,609,801
Cumulative net income	180,901	146,882
Cumulative other comprehensive income (loss)	(297)	106
Cumulative common distributions	(1,004,747)	(978,302)
Total shareholders’ equity	1,787,004	1,778,968
Total liabilities and shareholders’ equity	$4,927,198	$5,238,583

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever OPI uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, OPI is making forward-looking statements. These forward-looking statements are based upon OPI’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by OPI’s forward-looking statements as a result of various factors. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond OPI's control. For example:

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Mr. Blackman's statements regarding OPI's leasing activity may imply that similar or better results will be achieved in the future. However, OPI cannot be sure that it will realize similar or better leasing results in the future,

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Mr. Blackman's statements that OPI continued to advance its disposition program during the quarter, that OPI continues to market additional properties for sale, that OPI expects to achieve its long-term leverage target and that OPI expects to return to accretive growth in the second half of 2019 may imply that OPI will continue to sell additional properties in the future, achieve its long-term leverage target and achieve future growth. However, OPI may not be able to successfully sell additional properties in the future or may sell additional properties at prices that are less than their carrying values and, as a result, OPI may incur losses in the future, may not be able to achieve its long-term leverage ratio and may not achieve future growth, and

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This press release states that OPI has entered into agreements to sell three separate buildings for an aggregate sales price of approximately $28.4 million, excluding closing costs. These sales are subject to conditions. Those conditions may not be met and these sales may not occur, may be delayed or their terms may change.

The information contained in OPI’s filings with the SEC, including under “Risk Factors” in OPI’s periodic reports, or incorporated therein, identifies other important factors that could cause OPI’s actual results to differ materially from those stated in or implied by OPI’s forward-looking statements. OPI’s filings with the SEC are available on the SEC's website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

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